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                                                               Exhibit 99.23 (a)

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

         LORD ABBETT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND, INC.


     LORD ABBETT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Corporation presently has authority to issue 1,000,000,000 shares of capital stock, of the par value $.001 each, having an aggregate par value of $1,000,000. The Board of Directors has previously classified and designated 700,000,000 authorized shares as Class A shares, 100,000,000 authorized shares as Class B shares, and 200,000,000 authorized shares as Class C shares. The number of shares of capital stock which the Corporation shall have authority to issue is hereby increased to 1,500,000,000, of the par value $.001 each, having an aggregate par value of $1,500,000.

     SECOND: Pursuant to the authority of the Board of Directors to classify and reclassify unissued shares of stock of the Corporation and to classify a series into one or more classes of such series, the Board of Directors hereby classifies and reclassifies the 500,000,000 newly authorized but unissued shares, as follows: (i) 100,000,000 shares to Class A resulting in a total of 800,000,000 authorized Class A shares, (ii) 300,000,000 shares to Class B resulting in a total of 400,000,000 authorized Class B shares, (iii) 100,000,000 shares to Class C resulting in a total of 300,000,000 authorized Class C shares.

     THIRD: Subject to the power of the Board of Directors to classify and reclassify unissued shares, all shares of the Corporation hereby classified or reclassified as specified in Article Second above shall be invested in the same investment portfolio of the Corporation and shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in
Article V of the

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Articles of Incorporation of the Corporation (hereinafter called the "Articles")
and shall be subject to all other provisions of the Articles relating to stock of the Corporation generally.

     FOURTH: The shares of stock of the Corporation hereby classified or reclassified as specified in Article Second above have been duly classified by the Board of Directors under the authority contained in the Articles.

     FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SIXTH: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of Title 2 of the Corporations and Associations law of the State of Maryland.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on August 19, 2002.


                                        LORD ABBETT U.S. GOVERNMENT SECURITIES

                                        MONEY MARKET FUND, INC.


                                        By:   /s/ Paul A. Hilstad
                                              ----------------------------
                                              Paul A. Hilstad
                                              Vice President & Secretary


WITNESS:


/s/ Christina T. Simmons
-------------------------------
Christina T. Simmons
Vice President and Assistant Secretary

                                        2
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     THE UNDERSIGNED, Vice President and Secretary of LORD ABBETT U.S.
GOVERNMENT SECURITIES MONEY MARKET FUND, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                             /s/ Paul A. Hilstad
                                             ------------------------------
                                             Paul A. Hilstad
                                             Vice President & Secretary

                                        3

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                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

         LORD ABBETT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND, INC.


        LORD ABBETT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND, INC., a Maryland corporation having its principal office c/o The Prentice-Hall Corporation System, 11 East Chase Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation ("MSDAT"), that:

        FIRST, the Corporation filed its original Articles of Incorporation with the MSDAT on May 8, 1979.

        SECOND, the Corporation filed Articles of Amendment with the MSDAT on December 16, 1993 changing the name of the Corporation from "Lord Abbett Cash Reserve Fund, Inc." to "Lord Abbett U.S. Government Securities Money Market Fund, Inc."

        THIRD, the Corporation filed Articles of Restatement with the MSDAT on October 28, 1998.

        FOURTH, the Articles of Incorporation of the Corporation, as restated in the Articles of Restatement, are hereby amended to change the name of the Corporation by substituting the name "Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc." for the name "Lord Abbett U.S. Government Securities Money Market Fund, Inc." in Article II thereof.

        FIFTH, the amendment set forth herein has been duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605 of the General Corporation Law of the State of Maryland to be made without action of the stockholders.

        SIXTH, pursuant to Section 2-610.1 of the General Corporation Law of the State of Maryland, the amendment set forth herein will become effective on October 1, 2003.

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        IN WITNESS WHEREOF, Lord Abbett U.S. Government Securities Money Market
Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and Secretary and witnessed by its Vice President and Assistant Secretary on September 19, 2003.


                                        LORD ABBETT U.S. GOVERNMENT
                                        SECURITIES MONEY MARKET FUND, INC.


                                        By:  /s/ Paul A. Hilstad
                                                 Paul A. Hilstad
                                                 Vice President and Secretary


WITNESS:

/s/ Christina T. Simmons
Christina T. Simmons
Vice President and Assistant Secretary


        THE UNDERSIGNED, Vice President and Secretary of Lord Abbett U.S. Government Securities Money Market Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which said Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to authorization and approval thereof are true in all material respects under the penalties of perjury.


                                                    /s/ Paul A. Hilstad
                                                    Paul A. Hilstad
                                                    Vice President and Secretary